SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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  |_| Definitive Proxy Statement
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  |X| Soliciting Material Under Rule 14a-12

                                  Voxware, Inc.
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                (Name of Registrant as Specified in Its Charter)


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


       PRESS & MARKETING CONTACT:                  INVESTOR CONTACT:
       Steve Gerrard                               Nicholas Narlis
       Voxware, Inc.                               Voxware, Inc.
       609-514-4100 x4110                          609-514-4100 x4111

                VOXWARE REPORTS FISCAL 2003 THIRD QUARTER RESULTS

                 Nine month revenues up 200%, reaching new high

PRINCETON, NJ -- MAY 15, 2003 - Voxware, Inc. (OTC: VOXW), a leading supplier of
                                              -----------
voice-based solutions for logistics, reported unaudited financial results for the third quarter of fiscal year 2003.

Total revenue for the quarter was $2.3 million, compared to $1.5 million in the prior year quarter. Voxware reported an operating loss of $0.3 million in the third fiscal quarter of 2003, including $0.1 million of amortization expense for purchased intangibles. In the prior year quarter, Voxware reported an operating loss of $1.1 million, including $0.3 million of amortization expense for purchased intangibles. As of March 31, 2003, Voxware had a total of $1.9 million in cash and accounts receivable.

Revenues for the nine months ended March 31, 2003 were $6.2 million compared to $3.1 million for the nine months ended March 31, 2002. Operating loss, including $0.8 million of amortization expense for purchased intangibles, was $1.1 million for the nine months of fiscal 2003 compared to $3.2 million in the comparable period of fiscal year 2002.

"This past quarter and nine month period have been records for us in terms of accelerated revenue growth and increasing marketplace momentum of our VoiceLogistics(TM) product line. While we continue to expand our presence in the food service industry by winning key new accounts, we are also experiencing solid growth in the retail sector, having recently been selected by two major companies headquartered in the US," said Dr. Bathsheba J. Malsheen, President and CEO of Voxware.

Voxware's corporate headquarters are in Princeton, New Jersey, with operating offices in Boston, Massachusetts and Brugge, Belgium. Additional information about Voxware can be obtained on the Internet at http://www.voxware.com/.
                                                 -----------------------

IMPORTANT INFORMATION AND WHERE TO FIND IT:

Voxware,  Inc. has filed a preliminary  proxy  statement with the Securities and
Exchange Commission relating to its Annual Meeting of Stockholders and the financing described in this release. Investors and stockholders are urged to read the proxy statement because it contains important information about Voxware, the financing described in this release, and related and other matters. Upon filing the definitive proxy statement, Voxware plans to send it to its stockholders to seek their approval of the financing described in this press release and such other matters as are set forth in the proxy statement for their approval. A copy of the proxy statement and other documents filed by Voxware with the SEC are available for no charge at the SEC's web site at http://www.sec.gov. Voxware's stockholders may also obtain the proxy statement and other documents without charge by directing a request to Voxware, Inc., Attention: Nicholas Narlis, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, Telephone: (609) 514-4100.

Voxware  and  its  directors  and  executive   officers  may  be  deemed  to  be
participants in the solicitation of proxies from Voxware's stockholders to authorize the financing. Information regarding Voxware's directors and executive officers is contained in Voxware's Annual Report on Form 10-K filed with the SEC on October 15, 2002. As of April 15, 2003, Voxware's directors and executive officers beneficially owned approximately (i) 1,585,619 shares (including issued and outstanding shares and shares underlying exercisable options and options that will become exercisable within 60 days of April 15, 2003) of Voxware's Common Stock, (ii) 205 shares of Voxware's Series C Convertible Preferred Stock (convertible into 1,633,466 shares of Voxware's Common Stock), and (iii) warrants to purchase 653,386 shares of Voxware's Common Stock at a per share exercise price of $0.1255.

The following holders of (i) 10% convertible debentures issued by Voxware on October 2, 2002, which are due on July 1, 2003, and/or (ii) equity interests in Voxware Europe, may be deemed to be participants in the solicitation: Creafund NV, Avvision BVBA, Eurl Val D'Auso, Wim Deneweth and BVBA Com(2)Wizards. The aggregate principal amount of such debentures is (euro)300.699,32.

The following holders of the Company's Series C Convertible Preferred Stock may be deemed to be participants in the solicitation: Mukesh Agarwal, Michael Ettinger, Yildiray Albayrak, Kenneth M. Finkel, Mark Wentworth Foster-Brown, William H. B. Hamill, Juergen C. H. Lemmermann, Sherri L. Meade, David B. Levi, Nicholas Narlis, Elliot S. Schwartz, Donald H. Siegel, Raymond E. Tropiano and Scott D. Turban. There are currently 1,795 shares of Series C Convertible
Preferred   Stock   issued  and   outstanding.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE VOXWARE'S PLANS TO DIFFER OR RESULTS TO VARY FROM THOSE EXPECTED INCLUDING THE RISKS ASSOCIATED WITH VOXWARE'S NEED TO INTRODUCE NEW AND ENHANCED PRODUCTS AND SERVICES IN ORDER TO INCREASE MARKET PENETRATION AND THE RISK OF OBSOLESCENCE OF ITS PRODUCTS AND SERVICES DUE TO TECHNOLOGICAL CHANGE; VOXWARE'S NEED TO ATTRACT AND RETAIN KEY MANAGEMENT AND OTHER PERSONNEL WITH EXPERIENCE IN PROVIDING INTEGRATED VOICE-BASED SOLUTIONS FOR E-LOGISTICS, SPECIALIZING IN THE SUPPLY CHAIN SECTOR; THE POTENTIAL FOR SUBSTANTIAL FLUCTUATIONS IN VOXWARE'S RESULTS OF OPERATIONS; COMPETITION FROM OTHERS; VOXWARE'S EVOLVING DISTRIBUTION STRATEGY AND DEPENDENCE ON ITS DISTRIBUTION CHANNELS; THE POTENTIAL THAT SPEECH PRODUCTS WILL NOT BE WIDELY ACCEPTED; VOXWARE'S NEED FOR ADDITIONAL CAPITAL; AND A VARIETY OF RISKS SET FORTH FROM TIME TO TIME IN VOXWARE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. VOXWARE UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

Please visit our web site at  www.voxware.com  for  additional  disclosures  and
                              ---------------
further information.
                               (Tables to follow)

                          Voxware, Inc. and Subsidiary
                     Consolidated Statements of Operations
                                  (unaudited)


                                                                       Three Months Ended               Nine Months Ended
                                                                            March 31,                         March 31,
                                                                        2003         2002               2003            2002
                                                                        ----         ----               ----            ----
                                                                                (In thousands, except per share data)

Revenues:
 Product revenues:
   Product sales.................................................    $  1,209    $  1,032             $ 2,988         $  2,005
   License fees..................................................         487         300               1,737              341
   Royalties and maintenance revenues............................         333          15                 444              185
                                                                     --------    --------             -------         --------
     Total product revenues......................................       2,029       1,347               5,169            2,531
 Service revenues................................................         282         178               1,012              546
                                                                     --------    --------             -------         --------
     Total revenues..............................................       2,311       1,525               6,181            3,077
 Cost of revenues:
   Cost of product revenues......................................         981         985               2,462            1,414
   Cost of service revenues......................................         146         146                 484              256
                                                                     --------    --------             -------         --------
     Total cost of revenues......................................       1,127       1,131               2,946            1,670
                                                                     --------    --------             -------         --------
       Gross profit..............................................       1,184         394               3,235            1,407
                                                                     --------    --------             -------         --------
Operating expenses:
 Research and development........................................         614         385               1,579            1,182
 Sales and marketing.............................................         384         286                 904            1,005
 General and administrative......................................         381         495               1,126            1,495
 Amortization of purchased intangibles...........................         120         324                 769              973
                                                                     --------    --------             -------         --------
   Total operating expenses......................................       1,499       1,490               4,378            4,655
                                                                     --------    --------             -------         --------
Operating loss...................................................        (315)     (1,096)             (1,143)          (3,248)
Interest income (expense), net...................................         (46)          5                 (48)               8
Adjustment of warrants to fair value.............................          --          --                  --               23
Gain on sale of tax loss carryforwards...........................          --          --                  18               27
Equity loss in investee..........................................         (68)         --                (132)              --
                                                                     --------    --------             -------         --------
 Net loss........................................................        (429)     (1,091)             (1,305)          (3,190)
 Accretion of preferred stock to redemption value................        (302)       (304)               (796)            (623)
 Amortization of Series C beneficial conversion to redemption
 value...........................................................         (27)         (8)                (91)            (349)
 Warrants issued to preferred stockholders treated as a
 dividend........................................................          --          --                  --             (480)
                                                                     --------    --------             -------         --------
 Net loss applicable to common stockholders......................    $   (758)   $ (1,403)            $(2,192)        $ (4,642)
                                                                     ========    ========             =======         ========
 Basic and diluted net loss per share applicable to common
 stockholders....................................................    $  (0.03)   $  (0.08)            $ (0.10)        $  (0.27)
                                                                     ========    ========             =======         ========
 Weighted average number of common shares-basic and
 diluted.........................................................      23,404      16,965              22,900           16,965
                                                                     ========    ========             =======         ========

                          Voxware, Inc. and Subsidiary
                          Consolidated Balance Sheets


                                                                             March 31,                   June 30,
                                                                               2003                        2002
                                                                           ------------                ------------
                                                                            (unaudited)
                                                                               (In thousands, except share data)

                  ASSETS
Current Assets:
  Cash and cash equivalents..........................................      $       238                  $        6
  Accounts receivable, net...........................................            1,619                       1,315
  Inventory, net.....................................................              622                         678
  Prepaid expenses and other current assets..........................              243                          82
                                                                           -----------                  ----------
    Total current assets.............................................            2,722                       2,081

Property and equipment, net..........................................              168                         297
Equity investment and advances.......................................              268                          --
Intangible assets, net...............................................               --                         769
Note receivable from investee........................................              315                          --
Other assets, net....................................................              192                          44
                                                                           -----------                  ----------
                                                                           $     3,665                  $    3,191
                                                                           ===========                  ==========
LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses..............................      $     3,473                  $    2,080
  Deferred revenues..................................................              533                         387
  Subordinated debentures, net of discount of $143...................              153                          --
                                                                           -----------                  ----------
    Total current liabilities........................................            4,159                       2,467

Series B mandatorily redeemable convertible preferred stock
(liquidation value $2,240 and $2,894, respectively)..................            2,470                       2,900
Series C mandatorily redeemable convertible preferred stock
(liquidation value $2,019 and $1,840, respectively)..................            1,812                       1,299

Stockholders' deficit:

  Common stock, $.001 par value, 180,000,000 shares
  authorized; 26,210,919 and 21,573,860 shares issued and
  outstanding at March 31, 2003 and June 30, 2002,
  respectively.......................................................               26                          21
  Additional paid-in capital.........................................           45,220                      44,338
  Accumulated deficit................................................          (50,022)                    (47,834)
                                                                           -----------                  ----------
    Total stockholders' deficit......................................           (4,776)                     (3,475)
                                                                           -----------                  ----------
      Total liabilities and stockholders' deficit....................      $     3,665                  $    3,191
                                                                           ===========                  ==========